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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                             ADVANCED BIOENERGY, LLC


     This Certificate of Formation of Advanced BioEnergy, LLC (the "Company"), dated as of December 29, 2004, is being duly executed and filed by Revis Stephenson, an Authorized Person, to form a limited liability company under the Delaware Limited Liability Company Act, Del. Code, tit. 6, Section 18-101
ET SEQ., as amended from time to time (the "Act").

1. NAME. The name the limited liability company formed hereby is "Advanced BioEnergy, LLC."

2. REGISTERED OFFICE. The address of the initial registered office of the Company in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

3. REGISTERED AGENT. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                              AUTHORIZED PERSON


                                                     /s/Revis L. Stephenson
                                              ----------------------------------
                                              Revis Stephenson


         State of Delaware
        Secretary of State
     Division of Corporations
  Delivered 08:00 AM: 01/04/2005
     Filed 08:00 AM 01/04/2005
   SRV 050003702 - 3907248 FILE